As filed with the Securities and Exchange Commission on July 1, 2019

Registration No. 333-221805
Registration No. 333-216192
Registration No. 333-212151
Registration No. 333-188450
Registration No. 333-184783
Registration No. 333-183353
Registration No. 333-168466
Registration No. 333-168467
Registration No. 333-160359
Registration No. 333-151964
Registration No. 333-144135
Registration No. 333-123424
Registration No. 333-120393
Registration No. 333-103752
Registration No. 333-64300-01
Registration No. 333-78317
Registration No. 333-64389

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-221805
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216192
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-212151
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-188450
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-184783
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-183353
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-168466
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-168467
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-160359
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-151964
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-144135
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-123424
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-120393
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-103752
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64300-01
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-78317
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-64389

UNDER
THE SECURITIES ACT OF 1933

L3 TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3937436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016
(Address of Principal Executive Offices) (Zip Code)

L3 Technologies, Inc. Supplemental Savings Plan II
L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan)
L3 Technologies, Inc. Amended and Restated 2008 Directors Stock Incentive Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan)
L3 Technologies, Inc. Amended and Restated 1999 Long Term Performance Plan
(formerly L-3 Communications Holdings, Inc. Amended and Restated 1999 Long Term Performance Plan)
L3 Technologies, Inc. 1998 Directors Stock Option Plan for Non-Employee Directors of L3 Technologies, Inc.
(formerly L-3 Communications Holdings, Inc. 1998 Directors Stock Option Plan
for Non-Employee Directors of L-3 Communications Holdings, Inc.)
L3 Technologies, Inc. Amended and Restated 2009 Employee Stock Purchase Plan
(formerly L-3 Communications Corporation Amended and Restated 2009 Employee Stock Purchase Plan)
L3 Technologies Master Savings Plan
(formerly L-3 Communications Master Savings Plan)
Aviation Communications & Surveillance Systems 401(k) Plan
L3 Technologies, Inc. Deferred Compensation Plan II
(formerly L-3 Communications Corporation Deferred Compensation Plan II)
L-3 Communications Corporation Employee Stock Purchase Plan
 (Full titles of the plans)

Christopher E. Kubasik
President
L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016
(Name and address of agent for service)

(212) 697-1111
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.       ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 of L3 Technologies, Inc., a Delaware corporation (formerly known as L-3 Communications Corporation) (the “Company”), including Registration Statements on Form S-8 of L-3 Communications Holdings, Inc., a Delaware corporation (the “Predecessor Registrant”), that were adopted by the Company, and all previous post-effective amendments thereto (collectively, the “Registration Statements”).  The Predecessor Registrant previously completed a merger with and into the Company, effective as of December 31, 2016, such that the Predecessor Registrant’s separate corporate existence ceased and the Company continued as the surviving corporation.

•
Registration Statement on Form S-8 (File No. 333-221805) originally filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 29, 2017, registering $30,000,000 in deferred compensation obligations under the L3 Technologies, Inc. Supplemental Savings Plan II.

•
Registration Statement on Form S-8 (File No. 333-216192) originally filed with the SEC by the Company on February 23, 2017, registering 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the L3 Technologies Master Savings Plan (formerly the L-3 Communications Master Savings Plan) (the “Master Savings Plan”).

•
Registration Statement on Form S-8 (File No. 333-212151) originally filed with the SEC by the Predecessor Registrant on June 21, 2016, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 6,800,000 shares of Common Stock under the L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan (formerly the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan) (the “2008 Long Term Performance Plan”).

•
Registration Statement on Form S-8 (File No. 333-188450) originally filed with the SEC by the Predecessor Registrant on May 8, 2013, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 6,500,000 shares of Common Stock under the 2008 Long Term Performance Plan.

•
Registration Statement on Form S-8 (File No. 333-184783) originally filed with the SEC by L-3 Communications Corporation on November 6, 2012, registering $30,000,000 in deferred compensation obligations under the L3 Technologies, Inc. Deferred Compensation Plan II (formerly the L-3 Communications Corporation Deferred Compensation Plan II).

•
Registration Statement on Form S-8 (File No. 333-183353) originally filed with the SEC by the Predecessor Registrant on August 16, 2012, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 5,000,000 shares of Common Stock under the Master Savings Plan and 100,000 shares of Common Stock under the Aviation Communications & Surveillance Systems 401(k) Plan (the “ACSS Plan”).

•
Registration Statement on Form S-8 (File No. 333-168466) originally filed with the SEC by the Predecessor Registrant on August 2, 2010, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 7,220,667 shares of Common Stock under the 2008 Long Term Performance Plan.

•
Registration Statement on Form S-8 (File No. 333-168467) originally filed with the SEC by the Predecessor Registrant on August 2, 2010, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 5,000,000 shares of Common Stock under the Master Savings Plan.

•
Registration Statement on Form S-8 (File No. 333-160359) originally filed with the SEC by the Predecessor Registrant on June 30, 2009, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 8,000,000 shares of Common Stock under the L3 Technologies, Inc. Amended and Restated 2009 Employee Stock Purchase Plan (formerly the L-3 Communications Corporation Amended and Restated 2009 Employee Stock Purchase Plan).

•
Registration Statement on Form S-8 (File No. 333-151964) originally filed with the SEC by the Predecessor Registrant on June 26, 2008, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 5,300,000 shares of Common Stock under the 2008 Long Term Performance Plan and the L3 Technologies, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (formerly the L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan).

•
Registration Statement on Form S-8 (File No. 333-144135) originally filed with the SEC by the Predecessor Registrant on June 28, 2007, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 5,000,000 shares of Common Stock under the Master Savings Plan and the ACSS Plan.

•
Registration Statement on Form S-8 (File No. 333-123424) originally filed with the SEC by the Predecessor Registrant on March 18, 2005, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 400,000 shares of Common Stock under the L3 Technologies, Inc. 1998 Directors Stock Option Plan for Non-Employee Directors of L3 Technologies, Inc. (formerly the L-3 Communications Holdings, Inc. 1998 Directors Stock Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc.).

•
Registration Statement on Form S-8 (File No. 333-120393) originally filed with the SEC by the Predecessor Registrant on November 12, 2004, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 12,500,000 shares of Common Stock under the L3 Technologies, Inc. Amended and Restated 1999 Long Term Performance Plan (formerly the L-3 Communications Holdings, Inc. Amended and Restated 1999 Long Term Performance Plan) (the “1999 Long Term Performance Plan”).

•
Registration Statement on Form S-8 (File No. 333-103752) originally filed with the SEC by the Predecessor Registrant on March 11, 2003, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 5,000,000 shares of Common Stock under the Master Savings Plan and the ACSS Plan.

•
Registration Statement on Form S-8 (File No. 333-64300-01) originally filed with the SEC by the Predecessor Registrant on June 29, 2001, registering 1,500,000 shares of Common Stock under the L-3 Communications Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-78317) originally filed with the SEC by the Predecessor Registrant on May 12, 1999, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 1,000,000 shares of Common Stock under the 1999 Long Term Performance Plan.

•
Registration Statement on Form S-8 (File No. 333-64389) originally filed with the SEC by the Predecessor Registrant on September 28, 1998, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the SEC by the Company on January 3, 2017, registering 1,000,000 shares of Common Stock under the Master Savings Plan.

On June 29, 2019, pursuant to an Agreement and Plan of Merger, dated as of October 12, 2018, by and among the Company, Harris Corporation (“Harris”) and Leopard Merger Sub Inc., a wholly-owned subsidiary of Harris (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Harris.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registrations Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2019.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

L3 TECHNOLOGIES, INC.

By:	/s/ Christopher E. Kubasik
	Name:	Christopher E. Kubasik
	Title:	President